UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 28, 2022

Vericel Corporation

(Exact name of registrant as specified in its charter)

Michigan	001-35280	94-3096597
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

64 Sidney Street
Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 556-0311

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	VCEL	NASDAQ

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2022, Vericel Corporation (the “Company”) entered into a Lease Agreement (the “Lease”) with NBD Property Owner 2, L.P. (the “Landlord”) to lease approximately 125,749 square feet of to-be-constructed manufacturing, laboratory and office space at 25 Network Drive, Burlington, Massachusetts (the “Premises”). Once constructed, the Premises will serve as the Company’s new corporate headquarters and primary manufacturing facility.

The term of the Lease is scheduled to begin 12 months following the Landlord’s commencement of construction of the core and shell of the building in which the Premises is located, which is currently expected to be February 28, 2023 (the “Commencement Date”). The Company’s obligation to pay rent for the Premises will begin on the earlier of: 13 months from the Commencement Date; or the date on which the Company first occupies the Premises to conduct operations (the “Rent Commencement Date”). The initial term of the Lease is 144 months following the Rent Commencement Date. The Company has a one-time option to extend the term of the Lease for an additional 120 months upon prior notice to the Landlord.

The annual base rent of the Lease is initially $57 per square foot per year, subject to annual increases of 2.5%. Additionally, the Company is responsible for reimbursing the Landlord for the Company’s share of the Premises’ property taxes and certain other operating expenses. The Lease also provides for a tenant improvement allowance from the Landlord in an amount equal to $200 per square foot of the Premises, or approximately $25.1 million, towards the design and construction of certain tenant improvements made to the Premises, subject to the terms set forth in the Lease. The Company will contribute the remainder of the tenant improvement costs.

A security deposit in the approximate amount of $6.0 million in the form of a Standby Letter of Credit (the “Letter of Credit”) was delivered by the Company to the Landlord at the time of the Lease’s execution. Such Letter of Credit shall be reduced to approximately $4.2 million and $1.8 million at the conclusion of the third and sixth Lease years, respectively, provided certain conditions set forth in the Lease are satisfied.

There is no material relationship between the Company, or any of its affiliates, and Landlord, or any of its affiliates, other than the contractual relationship under the Lease.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth above under Item 1.01 are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
104 *	Cover Page Interactive Data File (embedded within the Inline XBRL)

* Furnished herewith

EXHIBIT INDEX

Exhibit No.	Description
104 *	Cover Page Interactive Data File (embedded within the Inline XBRL)

* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vericel Corporation

Date: February 2, 2022	By:	/s/ Sean C. Flynn
Name: Sean C. Flynn
Title: Vice President, General Counsel and Secretary